Exhibit 99.1

American Battery Technology Company Wins Appeal and has US Department of Energy Grant Reinstated for $115 million Project for Commercial Scale Critical Mineral Lithium Refinery

●	Reinstatement advances the company’s Tonopah Flats Lithium Project – one of the largest identified critical mineral lithium resources in the United States – strengthening domestic battery metals supply chains and national energy security
●	Advances ABTC’s leadership in domestic battery materials while scaling a secure, U.S.-based critical minerals supply chain

Reno, Nev., June 8, 2026 — American Battery Technology Company (NASDAQ: ABAT), an integrated critical mineral manufacturing company that is commercializing its internally-developed technologies for both primary critical minerals manufacturing and secondary critical mineral recycling, announced it has won its appeal with the U.S. Department of Energy (DOE) for the reinstatement of its competitive grant award to support the $115 million project for the construction of the first phase of its commercial scale critical mineral lithium refinery as part of its Tonopah Flats Lithium Project (TFLP).

The grant has been reinstated in its entirety, with no change to funds awarded, to technical and commercial milestones, and with an updated contracted project schedule to adjust for the time spent within the review process.

“We are proud of our long-standing partnership with the U.S. Department of Energy, and are grateful that after rigorous due diligence it has concluded that this critical mineral lithium refinery project has achieved all of its contracted technical and commercial milestones to date, and that continued federal support of this project is warranted,” stated American Battery Technology Company CEO Ryan Melsert. “Of the hundreds of DOE grants terminated last Fall very few have been able to successfully appeal the decisions and have their contracts reinstated, and I am very proud of our team for relentlessly demonstrating the performance of these internally-developed critical mineral technologies and how it is crucial to implement and scale these commercial facilities to support the national security of the United States and enable its energy dominance.”

In October of 2022, American Battery Technology Company (ABTC) was initially selected for this highly competitive, five-year DOE grant to support the construction of the first phase of its TFLP commercial scale refinery with an initial capacity of 5,000 tonnes of battery-grade lithium hydroxide per year. ABTC successfully completed the first two years of the contracted grant, and additionally, in June 2025, the TFLP was selected by the White House’s National Energy Dominance Council (NEDC) and the FAST-41 Permitting Council as a critical mineral Priority Project for streamlined and fast-tracked federal permitting. On October 9, 2025, however, ABTC was notified that this grant, along with hundreds of other DOE grants, was being terminated.

ABTC submitted an appeal of the termination on October 10, 2025, and entered into the Informal Dispute Resolution (IDR) process with the DOE. Over the following months, ABTC and the DOE entered into a series of technical and commercial reviews of the performance of the project, culminating in a final IDR review meeting in December 2025. After conclusion of the IDR meeting, ABTC received notice from the DOE that “after a thorough review of all materials submitted, including your reconsideration request, the Department has concluded that recission of the termination notice and continuation of the project is warranted.”

ABTC’s Tonopah Flats Lithium Project has been supported by a multi-phase federal effort to advance the development of first-of-kind critical mineral technologies. Initial bench-scale development and construction of an integrated demonstration facility were supported by a DOE grant awarded during the first Trump Administration through the Advanced Materials and Manufacturing Technologies Office (AMMTO). Following successful operations of these technologies at the integrated demonstration scale, the project was subsequently awarded this DOE grant during the Biden Administration through the Manufacturing Energy Supply Chain (MESC) office. Now, after rigorous review, this project is receiving reinstatement and recontracting under the second Trump Administration, underscoring continued federal support across Administrations for this domestic critical mineral manufacturing project.

“At the conclusion of our demonstration facility project with the DOE’s Advanced Materials and Manufacturing Technologies Office team, we were very proud of achieving all of the contracted technical and performance milestones, and were able to present these achievements at several DOE supported events,” shared Melsert. “At the conclusion of our Informal Dispute Resolution review meeting, we told the DOE Manufacturing Energy Supply Chain team that we hope to make them as proud of our commercial scale refinery as they were of our demonstration scale facility.”

Continued Melsert, “We consider the U.S. Department of Energy one of our closest long-term partners and look forward to continuing to work with them throughout multiple Administrations to continue to drive domestic critical mineral projects.”

A detailed description of the TFLP technical and commercial performance was published as a PreFeasibility Study (PFS) in October 2025, demonstrating a project lifetime after-tax NPV@8% of $2.57 billion, an internal rate of return of 21.8%, and a highly competitive cost of production of $4,307 per tonne of lithium hydroxide monohydrate.

Read the full ABTC Tonopah Flats Lithium Project Pre-Feasibility Study, here: https://americanbatterytechnology.com/wp-content/uploads/ABTC_Pre-FeasibilityStudy_2025.pdf.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Inferred Resource

Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource

Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Measured Resource

Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Mineral Reserve

Mineral Reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Probable Mineral Reserve

Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource.

Proven Mineral Reserve

Proven Mineral Reserve is the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

Initial Assessment

An Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized. The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Pre-Feasibility Study

A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. Forward looking statements include, among other things, statements concerning: offtake agreements with customers; the Company’s future sales of products to customers, including the amounts, timing, and types of products included within those sales; potential loans, grants, and debt financing arrangements, including due diligence, the amount and type of debt, its syndication, and the schedule for closing; the scale of the battery recycling operations; the anticipated production from the integrated pilot facility; the scale, construction, and operation of the battery recycling operations, integrated pilot facility, Tonopah Flats Lithium Project, and commercial lithium mine and refinery; and the costs, schedules, production and economic projections associated with the foregoing. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2025. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556